SECOND AMENDMENT TO PUBLISHING AGREEMENT

     This Second Amendment, made as of this 27 day of July, 2005, between SOBE LIFE, LLC ("Sobe") an Illinois limited liability company, and TRUMP WORLD PUBLICATIONS LLC ("Trump"), a New York limited liability company.

                               Statement of Facts

     A. By Publishing Agreement dated as of May 28, 2004 the "Original Publishing Agreement") between Sobe and Trump, Trump granted Sobe the right to publish a magazine entitled Trump World Magazine on the terms and provisions provided in the Original Publishing Agreement. The Original Publishing Agreement was modified by a First Amendment ("First Amendment") to Publishing Agreement, dated as of May 28, 2004, between Sobe and Trump (the Original Publishing Agreement as modified by the First Amendment, collectively, the "Publishing Agreement")

     B. Sobe and Trump now desire to further amend the Publishing Agreement as hereinafter provided.

     NOW, THEREFORE, in consideration of the mutual terms, covenants and provisions hereinafter provided and other good and valuable consideration, the receipt and sufficiency of which is herein acknowledged, Sobe and Trump hereby agree as follows:

     1. Subsection h1 of Section I of the Publishing Agreement is deleted in its entirety and the following is substituted in its place:

     "In consideration of Trump's grant to SOBE of the rights provided in this Agreement, commencing with the fall (October) 2005 issue of the Magazine, and for each issue of the Magazine thereafter, SOBE shall pay to Trump an amount (the "Trump Fee") equal to seven and one half (7-1/2%) percent of all "Net Profits" (as herein defined) with respect to the Magazine in each year of publication. Such consideration shall be paid to Trump on a per issue basis, on account, (the "Publication Payment") within thirty (30) days after the publication date of each such issue. Each Publication Payment shall be accompanied by a profit and loss statement ("P&L Statement") for SOBE covering the period from the last P&L Statement sent to Trump (or in the case of the first P&L Statement, from the date hereof) to the last day of the calendar month in which the subject issue of the Magazine is released and a statement, as part of the P&L Statement, identifying the number of publications that Premiere Publishing Group, Inc. ("Premiere") and all of its subsidiaries and affiliates are then publishing. Each P&L Statement shall be certified as true and correct by Michael Jacobson ("Jacobson"). For the purposes of this Subsection h1, the term "Net Profits" shall mean all gross revenues and other consideration, regardless of the source, received by or on behalf of or due to SOBE with respect to the Magazine, and all ancillary rights and interests related thereto (excluding, however, amounts received by SOBE pursuant to Subsection h3 of this Section 1) less the sum of:

                                       1

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     (a) (1) accounting (not to exceed $10,000 per year); (2) legal (not to exceed $10,000 per year); (3) trumpworldmag.com -- maintenance and upgrade; and

     (b) "Trump World's Share" (as herein defined) of the following expenses of operation of the publications identified in the applicable Publication Statement (the "Premiere Expenses"): (1) payroll -- sales reps, publisher, editors, art director, production team and office staff including health benefits, payroll processing and payroll taxes; (2) printing -- paper and distribution of the Magazine via trucking; (3) operating expenses -- rent, messenger service, postage, Federal Express and insurance, (4) telephone and fax; (5) photography (6) photo shoots; and (7) outside editors.

     Within thirty (30) days of the end of each year of publication, Sobe shall deliver to Trump (i) a P&L Statement through the last day of such year, certified as true and correct by Jacobson; and (ii) an annual reconciliation (the "Reconciliation") of all P&L Statements for such year certified as true and correct by Sobe's certified public accountants. Based on the Reconciliation, there shall be an adjustment made between Sobe and Trump with respect to the Trump Fee for the subject year. "Trump World's Share" shall mean its proportionate share of the Premiere Expenses determined by dividing the number of all publications identified in the applicable P&L Statement into the Premiere Expenses. By way of illustration, if at the time of Reconciliation there are twenty (20) Premiere publications, then Trump World's Share shall mean five (5%) percent."

     2. Sobe and Trump hereby agree that, in satisfaction of all consideration due to Trump under the Publishing Agreement with respect to all issues of the Magazine to and including the July 2005 issue, Sobe shall pay to Trump, on or before July 30, 2005, the amount of $200,000.00.

     3. The provisions of Section II (Termination; Default) of the Original Publishing Agreement are hereby modified by adding the following as subsection C thereof:

    "if the License Agreement between Sobe and Trump Marks LP dated as of May 28, 2004, an affiliate of Trump, is terminated for any reason."

     4. SOBE acknowledges that all obligations to SOBE's lender, identified in Subparagraph B(ii) of Section II of the Publishing Agreement, have been satisfied in full and, therefore, any reference in the Publishing Agreement to such lender shall be deemed deleted in its entirety.

     5. The capitalized terms not defined herein shall have the meanings ascribed to them in the Publishing Agreement.

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        IN WITNESS WHEREOF, Sobe and Trump, intending to be legally bound, have executed this Agreement as of the day and year above written.

                                          SOBE LIFE, LLC
                                          By: /s/ Michael Jacobson
                                              ---------------------------------
                                              Michael Jacobson, Managing Member


                                          TRUMP WORLD PUBLICATIONS LLC
                                          By: /s/ Donald J. Trump
                                              --------------------------------
                                              Donald J. Trump, Managing Member